Exhibit 99.1

Fluidigm Prices $52.2 Million Public Offering of Common Stock

SOUTH SAN FRANCISCO, CALIFORNIA – August 16, 2012 – Fluidigm Corporation (NASDAQ: FLDM), a supplier of microfluidic systems for growth markets in the life science and agricultural biotechnology industries, today announced the pricing of an underwritten public offering of 3,660,000 shares of its common stock at a price to the public of $14.25 per share for gross proceeds of $52.2 million. The net proceeds from the sale of the shares, after deducting the underwriters’ discounts and other estimated offering expenses payable by Fluidigm, will be approximately $48.7 million. Fluidigm has also granted the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of common stock offered in the public offering to cover overallotments.

Fluidigm currently plans to use the net proceeds from this offering for research and development, commercialization of its products, working capital and other general corporate purposes. The offering is expected to close on or about August 21, 2012, subject to the satisfaction of customary closing conditions.

Piper Jaffray & Co. and Cowen and Company, LLC are acting as the joint book-running managers for the offering. Leerink Swann LLC, Oppenheimer & Co. Inc. and Cantor Fitzgerald & Co. are acting as the co-managers for the offering.

A shelf registration statement (File No. 333-180550) relating to these securities was filed on April 4, 2012, as amended on May 7, 2012, and declared effective by the Securities and Exchange Commission on May 10, 2012. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission on August 16, 2012. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained, when available, from Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402 or by telephone at 800-747-3924 or by email at prospectus@pjc.com, or from Cowen and Company, LLC (c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, Phone: 631-274-2806, Fax: 631-254-7140). An electronic copy of the prospectus supplement and accompanying prospectus relating to the offering is available on the website of the Securities and Exchange Commission at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Fluidigm, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

In order to provide Fluidigm’s investors with an understanding of our current intentions and future prospects, this release may contain statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include our expectations regarding the proposed offering and the use of proceeds from such offering.

Forward-looking statements involve risks and uncertainties related to our business and the general economic environment, many beyond our control. These risks, uncertainties and other factors could cause our actual results to differ materially from those projected in forward-looking statements, including market risk and the risks we identify in reports filed with the SEC.

Although we believe that the forward-looking statements contained herein are reasonable, we can give no assurance that our expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of our risks and uncertainties, you are encouraged to review the official corporate documents filed with the SEC. Fluidigm does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

About Fluidigm

Fluidigm Corporation (NASDAQ:FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including chips, assays and other reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets four microfluidic systems, including nine different commercial chips, to leading academic institutions, diagnostic laboratories, and pharmaceutical, biotechnology and Ag-Bio companies. Fluidigm products are marketed for research purposes only (not for diagnostic use).

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CONTACT:

Howard High – Press Relations

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com